SEPARATION AND ENGAGEMENT AGREEMENT

This Separation and Engagement Agreement (“Agreement”) is entered into by and between Goosehead Insurance, Inc. (the “Company”) and Mark Colby (“Employee”), effective as of the date it is executed by both Parties (the “Effective Date”). The Company and Employee are referred to herein individually, as a “Party” and collectively, as the “Parties.”

WHEREAS, Employee has been employed by the Company as Chief Financial Officer for the Company;

WHEREAS, Employee entered into the following agreements with the Company, which shall survive and continue in full force and effect except as otherwise set forth in Section 8: (a) Alternative Dispute Resolution – Mutual Agreement to Arbitrate Disputes agreement entered into as of May 5, 2016 (“the Arbitration Agreement”), and (b) the Proprietary Information, Non-Competition, and Non- Solicitation Agreement, Intellectual Property, and Non-Solicitation signed by Employee on April 20, 2018 (“Non-Competition Agreement”) (collectively, the “Surviving Agreements”);

WHEREAS, Employee’s employment and all positions with the Company shall terminate effective September 11, 2022 (the “Separation Date”);

WHEREAS, the Parties desire to set forth Employee’s separation and consulting benefits and obligations and to finally, fully and completely resolve all matters arising from or during Employee’s employment and separation from employment, any benefits, bonuses and compensation connected with such employment and all other disputes and matters that the Parties may have for any reason; and

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.End of Employee’s Employment. The Parties agree that Employee’s employment with the Company terminated effective as of the Separation Date, including all of Employee’s positions as an officer and employee of the Company and any affiliate and committees thereof. Employee shall execute all documents and take such further steps as may be required to effectuate Employee’s separation from the Company. Employee shall not perform any work except as set forth in this Agreement, and shall not make any representations or execute any documents, or take any other actions, on behalf of the Company as of the Separation Date. The Company shall pay Employee for all base salary earned but unpaid through the Separation Date, and shall reimburse Employee for all reasonable business expenses, including business expenses incurred and submitted in accordance with the Company’s expense reimbursement policies. Employee shall continue to receive Employee’s current base salary (unless on an unpaid leave of absence) and other benefits in accordance with the terms of the applicable plan documents up through the Effective Date.

1.Consideration.

a.Provided that Employee complies with this Agreement, in consideration of Employee’s execution of this Agreement and promises herein, including, without limitation, the release of claims against the Company, the Company shall provide Employee the following:

a.The Company shall pay Employee an amount equal to six months of Employee’s base salary, less applicable taxes and withholdings, payable in twelve equal semi-monthly installments in accordance with the Company’s normal payroll practices, with the first payment beginning on the first payroll after the Effective Date and ending after the final payment which will be on or around March 15, 2023 (the “Consulting Payment”). The period from the Effective Date through the last payment date is referred to herein as the “Consulting Period.” Employee agrees to be reasonably available to the Company or its representatives (including attorneys) to provide general advice or assistance as reasonably requested by the Company (“Consulting”) through the Consulting Period; and

a.All vested, outstanding stock option awards granted pursuant to the Stock Option Award Agreement dated April 26, 2018 with a $10.00 exercise price and pursuant to the Stock Option Award Agreement dated April 1, 2020 with a $40.88 exercise price (each an “Award Agreement”) shall remain outstanding and exercisable until December 31, 2023. For purposes of clarity, any unvested options shall be forfeited on the Separation Date in accordance with the terms of the applicable option award agreements. All amounts payable pursuant to this Section 2(a)(ii) shall be subject to applicable taxes and withholdings.

The consideration in Section 2(a) is to herein as the “Consulting Benefits.” Employee acknowledges and agrees that (i) Employee is not entitled to any other payments, bonuses, or benefits other than those set forth in this Agreement, and (ii) but for this Agreement, Employee is not otherwise entitled to the amounts and benefits set forth in this Section 2(a).

i.The amounts payable pursuant to Section 2(a) shall not be treated as compensation under the Company’s 401(k) Plan or any other retirement plan.

i.The Company shall have no obligation to provide the benefits described in Section 2(a) unless Employee timely executes this Agreement in accordance with Section 17.

i.Other than the compensation and payments provided for in this Agreement, Employee shall not be entitled to any additional compensation, bonuses, vacation pay, PTO, payments, grants, options or benefits under any agreement or any benefit plan, equity, long term incentive plan, profit sharing, short term incentive plan, severance plan or bonus or any other incentive program established by the Company.

a.Mutual Release of Claims.

i.Release of Claims by Employee. In consideration of the promises of the Company provided herein, including the Company’s mutual release of claims, the consideration provided for in Section 2, and other consideration provided for in this Agreement, that being good and valuable consideration, the receipt, adequacy and sufficiency of which Employee acknowledges, Employee, on Employee’s own behalf and on behalf of Employee’s agents, administrators, representatives, executors, successors, heirs, devisees and assigns (collectively, the “Employee Releasing Parties”) hereby fully and forever waives, releases, extinguishes and discharges the Company, its shareholders, its affiliates, subsidiaries and its past, present and future parents, owners, officers, directors, shareholders, members, executives, employees, consultants, independent contractors, partners, agents, attorneys, advisers, insurers, fiduciaries, employee benefit plans, representatives, successors and assigns (each, a “Company Released Party” and collectively, the “Company Released Parties”), jointly and severally, from any and all claims, rights, demands, debts, obligations, losses, causes of action, suits, controversies, setoffs, affirmative defenses, counterclaims, third party actions, damages, penalties, costs, expenses, attorneys’ fees, liabilities and indemnities of any kind or nature whatsoever (collectively, the “Claims”), whether known or unknown, suspected or unsuspected, accrued or unaccrued, whether at law, equity, administrative, statutory or otherwise, and whether for injunctive relief, back pay, front pay, fringe benefits, equity, reinstatement, reemployment, compensatory damages, punitive damages, or any other kind of damages, which any of Employee Releasing Parties have, had or may have against any of the Company Released Parties relating to or arising out of any matter arising on or before the date this Agreement is executed by Employee. Such released Claims include, without limitation, (i) all Claims arising out of or in connection with, or in any way related to Employee’s employment, compensation, equity, bonuses, commissions, incentive compensation, payments, vacation, leaves of absence, alleged payments, benefits, employment contracts, terms and conditions of employment, severance pay, and any other benefits Employee may or may not have received during Employee’s employment with the Company (or any Released Party), (ii) all Claims arising at law or equity or sounding in contract (express or implied) or tort, including Claims for wrongful discharge, libel, slander, breach of express or implied contract or implied covenant of good faith and fair dealing, (iii) Claims arising by statute, common law or otherwise, including all Claims arising under any federal, state, local, county or municipal laws of any jurisdiction, (iv) Claims for alleged fraud, concealment, negligence, negligent misrepresentation, promissory estoppel, quantum meruit, intentional or negligent infliction of emotional distress, violation of public policy, (v) Claims for discrimination, harassment, sexual harassment or retaliation and Claims arising under any laws that prohibit discrimination, harassment or retaliation based on age, sex, gender, pregnancy, sexual orientation, race, color, ancestry, national origin, alienage or citizenship status, religion, creed, disability, medical leave, military status, veteran status, marital status, genetic information, the filing of or intent to file a workers’ compensation claim, or any other protected trait, characteristic, or activity, including, without limitation, the Age Discrimination in Employment Act of 1967, as amended, the Americans with Disabilities Act of 1990, as amended, the Rehabilitation Act of 1973, Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C.
§1981, the Civil Rights Act of 1991, the Civil Rights Act of 1866 and/or 1871, the Equal Pay Act of 1963, the Lilly Ledbetter Fair Pay Act of 2009, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, as amended, the Family and Medical Leave Act of 1993, the Occupational Safety and Health Act, the Employee Polygraph Protection Act, the Uniformed Services Employment and Reemployment Rights Act, the Worker Adjustment and Retraining Notification Act, the Genetic Information Nondiscrimination Act, the National Labor Relations Act, the Labor Management Relations Act, the Immigration Reform and Control Act, the Texas Labor Code, the Texas Payday Law, the Texas Commission on Human Rights or Chapter 21, any statute or laws of the State of Texas or any other federal, state, local, municipal or common law whistleblower, discrimination or anti-retaliation statute law or ordinance, and (vi) any other Claims arising under state, federal, local, municipal or common law, as well as any expenses, costs or attorneys’ fees.

Except as required by law, Employee agrees that Employee will not commence, maintain, initiate, or prosecute, or cause, encourage, assist, volunteer, advise or cooperate with any other person to commence, maintain, initiate or prosecute, any action, lawsuit, proceeding, charge, petition, complaint or Claim before any court, agency or tribunal against the Company or any of the Company Released Parties arising from, concerned with, or otherwise relating to, in whole or in part, Employee’s employment, the terms and conditions of Employee’s employment, or Employee’s separation from employment with the

Company or any of the matters or Claims discharged and released in this Agreement. Employee represents that Employee has not filed any complaints, charges or lawsuits against the Company with any governmental agency or any court based on Claims that are released and waived by this Release.

i.By the Company. In consideration of the mutual promises contained in this Agreement, including Employee’s release of claims, which is in addition to anything of value to which the Company is already entitled, the Company, on behalf of itself and all of its parents, divisions, subsidiaries, affiliates, joint venture partners, partners, and related companies, and their present and former agents, executives, employees, officers, directors, attorneys, stockholders, plan fiduciaries, successors and assigns, irrevocably and unconditionally releases, waives, and forever discharges, Employee and Employee heirs, executors, successors and assigns (the “Employee Released Parties”), from any and all claims, demands, actions, causes of action, costs, fees, and all liability whatsoever, whether known or unknown, fixed or contingent, which the Company has, had, or may have against the Employee Released Parties relating to or arising out of Employee’s employment, compensation and terms and conditions of employment or separation from employment up through the Effective Date. This release includes, without limitation, claims at law or equity or sounding in contract (express or implied) or tort, claims arising under any federal, state or local laws, or any other statutory or common law claims related to relating to or arising out of Employee’s employment or separation from employment for any period up to and including the date this Agreement is signed by the Parties.

i.Claims Excluded from Release. Notwithstanding the above, the Parties agree that the Parties’ respective release of claims shall not include any of the following claims or rights:

1.Claims a Company Released Party may have relating to or arising out of any illegal conduct, fraud or breach of fiduciary duty by Employee or any action(s) from a government agency arising from or relating to Employee’s actions or inactions. The Company represents that it is not aware of any such claims, or facts giving rise to such claims, as of the Effective Date of this Agreement.

1.Vested benefits Employee may have under any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (which includes Employee’s 401(k) account).

1.Any claim which may not be waived by applicable law, which includes Employee’s rights to benefit continuation coverage under the Consolidated Omnibus Budget Reconciliation Act.

1.The Parties’ obligations under this Agreement.

1.Any claims arising after the date this Agreement is executed by the Parties.

1.Any claims Employee may have for indemnification and defense under directors and officers insurance (or similar insurance) or the By-laws.

1.Any claims Employee may have as a shareholder of the Company.

1.No Interference. Nothing in this Agreement is intended to interfere with a Party’s right to report possible violations of federal, state or local law or regulation to any governmental or law enforcement agency or entity, or to make other disclosures that are protected under the whistleblower provisions of federal or state law or regulation. The Parties acknowledge that nothing in this Agreement
(a) is intended to interfere with a Party’s right to file a claim or charge with, or testify, assist, or participate in an investigation, hearing, or proceeding conducted by, the Equal Employment Opportunity Commission (the “EEOC”), the Securities Exchange Commission (“SEC”), the National Labor Relations Board (“NLRB”), any state human rights commission, or any other government agency or entity charged with enforcement of any laws, (b) limits Employee’s right to challenge the validity of the waiver of claims under the ADEA, or (c) limits Employee from exercising rights, if any, under Section 7 of the NLRA to engage in protected, concerted activity with other employees. In making such disclosures, a Party need not seek prior authorization from the other Party, and is not required to notify the other Party of any such reports, disclosures or conduct. However, by executing this Agreement, Employee hereby waives the right to recover any damages or benefits in any proceeding Employee may bring before the EEOC, the NLRB, any state human rights commission, or any other government agency or entity or in any proceeding brought by the EEOC, NLRB any state human rights commission, or any other government agency or entity on Employee’s behalf with respect to any Claim released in this Agreement; except for any right Employee may have to receive a payment or award from a government agency (and not the Company) for information provided to the government agency or otherwise where prohibited.

1.Known Violations. Employee agrees that, to the extent Employee is aware of conduct by anyone while employed by or representing the Company that gives Employee a belief, concern or suspicion that a violation of any state or federal law, regulation (particularly involving employment, securities (including, but not limited to, the Investment Advisors Act of 1940, Securities Act of 1933, and/or Securities Exchange Act of 1934), tax, and/or real property), or any policy of the Company, Employee has reported such belief, concern or suspicion to the General Counsel of the Company. If Employee has not reported this information as of the date of this Agreement, Employee agrees Employee does not know of any such conduct. Employee understands that the Company has a strict policy against retaliation for reporting such information, and Employee has not withheld such information by reason of any concerns about retaliation. Employee acknowledges and understands that nothing in this provision is intended to interfere with Employee’s right to engage in the conduct outlined in Section 4.

1.Return of Company Property. Within 7 business days following the Separation Date, Employee shall, to the extent not previously returned or delivered, without copying or retaining any copies:
(a) return all equipment, records, files, documents, data, computer programs, programs or other materials and property in Employee’s possession which belong to the Company or any one or more of its affiliates, including, without limitation, all computer access codes, credit cards, cell phones, laptops, computers and related equipment, keys and access cards; and (b) deliver all original and copies of Confidential Information (defined below) notes, materials, records, reports, plans, data or other documents, files or programs (whether stored in paper form, computer form, digital form, electronically or otherwise or on Employee’s personal computer or any other media) that relate or refer to (1) the Company or any one or more of its affiliates, or (2) the Company’s or any one or more of its affiliates’ Confidential Information, financial information, financial data, financial statements, personnel information, business information, strategies, sales, customers, suppliers or similar information. Should Employee later discover additional items described or referenced in subsections (a) or (b) above, Employee will promptly notify the Company and return/deliver such items to the Company. Employee agrees to execute any such documents requested by the Company confirming that Employee has complied in all regards with this Section 6. The Company agrees that to the extent Employee has any personal information on Employee’s laptop returned to the Company, the Company will treat it as confidential.

1.Mutual Non-Disparagement. Employee agrees that the Company’s goodwill and reputation are assets of great value to the Company which have been obtained and maintained through great costs, time and effort. Therefore, Employee shall not in any way disparage, libel or defame the Company, its business or business practices, its products or services, or its shareholders, owners, managers, officers, directors, employees, investors or affiliates. The Company agrees that its executive officers and managing directors shall not in any way disparage, libel or defame Employee.

The rights afforded the Parties under this provision are in addition to any and all rights and remedies otherwise afforded by law. This provision shall not preclude the Parties from providing truthful testimony in a court of law, administrative or arbitral proceeding or a government investigation (including without limitation depositions in connection with such proceeding). Nothing in this Section 7 is intended to interfere with a Party’s rights in Section 4.

1.Surviving Agreements. Employee and the Company agree that the Surviving Agreements survive the termination of Employee’s employment and shall remain in full force and effect as set forth in the Surviving Agreements except as otherwise set forth in this Section 8 or agreed to by the Parties in writing. Employee reaffirms and agrees to honor and abide by the terms of the Surviving Agreements; provided that, notwithstanding anything to the contrary in the Non-Competition Agreement or any other non-competition or non-solicitation agreements, if any, between Employee and the Company, the Parties agree as follows:

a.Employee may pursue opportunities and conduct business in any manner with Michael C. Colby, Matthew C. Colby, or Madde Borg in connection with any business not competing in the Same or Similar Business (as defined in the Non-Competition Agreement) as the Company and such actions, if any, shall not constitute a violation of the non-competition and non-solicitation provisions of the Non-Competition Agreement.

a.Employee may submit one or more requests that the Company consent to a limited exception or exemption to any restrictions in the Non-Competition Agreement by sending the request(s) in writing to the Company, ATTN: General Counsel at legal@goosehead.com, with truthful information regarding the opportunity and the rationale for the request. Employee will reasonably cooperate with any investigation by the Company of Employee’s request and within ten (10) business days of Employee’s request, the Company will provide Employee with a written response regarding whether Employee’s request is granted, and if not granted in whole, the response will include an explanation of why denial is reasonable if the request is denied. Consent to any requested exception or exemption to the Non- Competition Agreement will not be unreasonably withheld by the Company.

In the event of any conflict between this Section 8 and the Non-Competition Agreement, and any other non- competition or non-solicitation agreements, if any, between Employee and the Company, the terms and conditions of this Section 8 will control.

1.Cooperation. As a further material inducement to the Company to provide Employee the consideration provided for in Section 2 and subject to Section 4, Employee agrees to cooperate and provide reasonable assistance, at the request of the Company, in any and all investigations or other legal, equitable or business matters or proceedings which involve any matters for which Employee worked on or had responsibility during Employee’s employment with the Company. This includes but is not limited to testifying (and preparing to testify) as a witness in any proceeding or otherwise providing information or reasonable assistance to the Company in connection with any investigation, claim or suit, and cooperating with the Company regarding any investigation, litigation, claims or other disputed items involving the Company that relate to matters within the knowledge or responsibility of Employee. Specifically, Employee agrees (i) to meet with the Company’s representatives, its counsel or other designees at reasonable times and places with respect to any items within the scope of this provision; (ii) to provide truthful testimony regarding the same to any court, agency or other adjudicatory body; (iii) to provide the Company with immediate notice of contact or subpoena by any non-governmental party; and (iv) to not voluntarily assist any non-governmental adverse party or such non-governmental adverse party’s representatives. Employee acknowledges and understands that Employee’s obligations of cooperation under this Section 9 are not limited in time and may include, but shall not be limited to, the need for or availability for testimony. Employee shall receive no additional compensation for time spent assisting the Company pursuant to this Section 9 other than the compensation and benefits provided for in this Agreement, provided that Employee shall be entitled to be reimbursed for any reasonable out-of-pocket expenses incurred in fulfilling Employee’s obligations pursuant to subsections (i) and (ii) above. Nothing in this Section 9 is intended to interfere with Employee’s rights in Section 4.

1.Reference. The Company agrees to provide a neutral reference regarding Employee’s employment with the Company, providing Employee’s duties, salary and dates of employment in accordance with the Company’s policy. Upon request, the Company will promptly provide a letter to Employee with the neutral reference, signed by an executive officer of the Company.

1.No Assignment of Claims. Employee represents that Employee has not transferred or assigned, to any person or entity, any claim involving the Company or the Released Parties, or any portion thereof or interest therein. The Parties acknowledge and agree that nothing in this Agreement shall prohibit payment of any amounts due to Employee under this Agreement to Employee’s estate or legal guardian.

1.Arbitration; Controlling Law and Venue; Waiver of Jury Trial. The Arbitration Agreement shall govern any and all disputes that arise out or relate to this Agreement. This Agreement shall in all respects be interpreted, enforced, and governed under the laws of the State of Texas, without regard to any conflict of law principles. The Company and Employee agree that the language in this Agreement shall, in all cases, be construed as a whole, according to its fair meaning, and not strictly for, or against, either of the Parties. To the extent any claim or dispute is not covered by the Arbitration Agreement, exclusive venue of any claim or dispute shall be in a state district court of competent jurisdiction in Tarrant County, Texas, or the United States District Court for the Northern District of Texas, and Employee consents to the jurisdiction of such courts.

WITH RESPECT TO ANY DISPUTE BETWEEN EMPLOYEE AND THE COMPANY ARISING OUT OF, IN CONNECTION WITH OR IN ANY WAY RELATED TO THIS AGREEMENT AND WHICH IS NOT COVERED BY THE ARBITRATION AGREEMENT, EMPLOYEE AGREES TO RESOLVE SUCH DISPUTE(S) BEFORE A JUDGE WITHOUT A JURY. EMPLOYEE HAS KNOWLEDGE OF THIS PROVISION AND AGREES TO HEREBY WAIVE EMPLOYEE’S RIGHT TO TRIAL BY JURY AND AGREES TO HAVE ANY DISPUTE(S) ARISING BETWEEN THE COMPANY AND EMPLOYEE ARISING OUT OF, IN CONNECTION WITH OR IN ANY WAY RELATED TO THIS AGREEMENT RESOLVED BY A JUDGE OF A COMPETENT COURT IN TARRANT COUNTY, TEXAS, OR THE UNITED STATES DISTRICT COURT FOR THE NOTHERN DISTRICT OF TEXAS SITTING WITHOUT A JURY.

1.Severability. Should any provision of this Agreement be declared or determined to be illegal or invalid by any government agency or court of competent jurisdiction, the validity of the remaining parts, terms or provisions of this Agreement shall not be affected and such provisions shall remain in full force and effect. Upon any finding by any government agency or court of competent jurisdiction that Section 3 above is illegal or invalid, Employee agrees to execute a valid and enforceable general release.

1.Breach of Agreement. In the event Employee materially breaches any portion, or challenges the enforceability, of this Agreement, Employee (i) forfeits all Consulting Benefits from the date of such breach or threatened breach; provided that (A) the Company provides Employee seven (7) days written notice (“Notice Period”) to Employee’s personal email address on file with the Company and his counsel, Donald Kaczkowski at dak@mcdonaldlaw.com, explaining the alleged breach or threatened breach, and (B) Employee does not promptly thereafter cure any curable breach during the Notice Period,
(ii) pay the Company for all attorneys’ fees, expenses and costs the Company incurs in any action arising out of Employee’s breach or threatened breach of this Agreement if the Company prevails in any legal action arising out of Employee’s breach/threatened breach, and (iii) pay the Company for any and all other damages to which the Company may be entitled at law or in equity as a result of a breach of this Agreement. Notwithstanding the foregoing, in no case shall Employee forfeit compensation already received under Section 2(a)(i) prior to the end of the Notice Period. Employee acknowledges and agrees that Employee will not, and may not, exercise any stock options under an Award Agreement during the Notice Period. In addition, Employee acknowledges and agrees that the Company may withhold from any payments due under this Agreement any amounts owed by Employee to the Company. If the Company materially breaches this Agreement, then the Company shall pay for Employee’s attorneys’ fees, expenses and costs incurred in any legal action arising out of the Company’s breach or threatened breach of this Agreement if the Employee prevails in any such action.

1.No Admission of Liability. This Agreement shall not in any way be construed as an admission by the Company or Employee of any acts of wrongdoing or violation of any statute, law, or legal right. Rather, the Parties specifically deny and disclaim that either has any liability to the other, but are willing to enter this Agreement at this time to definitely resolve once and forever this matter and to avoid the costs, expense, and delay of litigation.

1.Binding Effect of Agreement. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors, assigns, executors, administrators, heirs and estates. The Released Parties are third-party beneficiaries of this Agreement.

1.Knowing and Voluntary Waiver of Claims and Execution of Agreement; Consideration Period. Employee, by Employee’s free and voluntary act of signing below, acknowledges that (a) Employee has been given a period of five (5) days to consider whether to agree to the terms contained herein (“Review Period”); and (b) Employee knowingly agrees to all of the terms of this Agreement and intends to be legally bound thereby. Employee acknowledges that Employee has been afforded a reasonable period of time to consider the terms of this Agreement and waiver of claims prior to its execution. Employee further acknowledges that Employee has read this Agreement in its entirety; that Employee fully understands all of the terms of the Agreement and their significance; and that Employee has signed the Agreement voluntarily and of Employee’s own free will. This Agreement shall not become effective until Employee signs this Agreement (“Effective Date”). No payments due to Employee under this Agreement shall be made or begin before the Effective Date. The signed Agreement must be returned to the Company, Attn: Ryan Langston at ryan.langston@goosehead.com before the end of the Review Period.
2.Entire Agreement. This Agreement and the Surviving Agreements constitute the entire agreement and understanding between the Parties with respect to the subject matter hereof, and fully supersede all prior and contemporaneous negotiations, understandings, representations, writings, discussions and/or agreements between the Parties, whether oral or written, pertaining to or concerning the subject matter of this Agreement. No oral statements or other prior written material not specifically incorporated into this Agreement shall be of any force and effect, and no changes in or additions to this Agreement shall be recognized, unless incorporated into this Agreement by written amendment, such amendment to become effective on the date stipulated in it. Any amendment to this Agreement must be signed by all Parties to this Agreement.

1.Disclaimer of Reliance. Except for the specific representations expressly made by the Company in this Agreement, Employee specifically disclaims that Employee is relying upon or has relied upon on any communications, promises, statements, inducements, or representation(s) that may have been made, oral or written, regarding the subject matter of this Agreement. The Parties represent that they are relying solely and only on their own judgment in entering into this Agreement. Therefore, Employee understands that Employee is precluded from bringing any fraud or similar claim against the Company associated with any such communications, promises, agreements, statements, inducements, understandings, or representations. In addition, Employee acknowledges and agrees that the Company has not made any warranty or representation to Employee with respect to the income tax consequences of this Agreement or any of the transactions contemplated herein, and Employee further represents that Employee is in no manner relying on the Company or any of its’ respective directors, managers, officers, employees or authorized representatives (including attorneys, accountants, consultants, bankers, lenders, prospective lenders, or financial representatives) for tax advice or an assessment of such tax consequences.

1.Employee Acknowledgments and Representations.

Employee acknowledges and represents that Employee has not been denied any leave, benefits or rights to which Employee may have been entitled under any other federal or state law.

Employee acknowledges and represents that, as of the date of this Agreement and except as expressly provided in this Agreement, Employee has been paid all wages, bonuses, compensation, equity and benefits related to Employee’s employment, with the exception of any right Employee may have under the terms of a written ERISA qualified benefit plan or this Agreement.

Employee warrants and represents that Employee has not taken any Confidential Information for any purpose not permitted in this Agreement or necessary to perform Employee duties under this Agreement.

Employee acknowledges and represents that Employee has not suffered any on the job injury for which Employee has not already filed a claim.

Employee acknowledges that neither this Agreement nor the Company’s offer to enter into this Agreement constitutes an admission of any liability or unlawful conduct or discriminatory acts of any kind by the Company or any Released Party, or anyone acting under their supervision or on their behalf.

Employee acknowledges and represents that Employee has had the opportunity to provide the Company with written notice of any and all concerns regarding suspected ethical and/or compliance issues or violations on the part of the Company or any other Released Parties.

1.No Waiver. Failure of the Company to exercise and/or delay in exercising any right, power or privilege in this Agreement shall not operate as a waiver. No waiver of the Company’s rights hereunder shall be effective unless it is in writing and signed by the Company. The Company’s waiver of any provision of the Agreement shall not constitute (i) a continuing waiver of that provision, or (ii) a waiver of any other provision of this Agreement. Furthermore, no waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision.

1.Counterparts. This Agreement may be executed by the Parties in multiple counterparts, whether or not all signatories appear on these counterparts (including via electronic signatures and exchange of PDF documents via email), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

1.Consulting. If Employee incurs expenses for travel, room, or board in connection with Consulting requested by the Company, Company shall reimburse Employee for same, provided that Employee has obtained prior approval from the Company for such expenses.

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By executing this Agreement, Employee acknowledges that: (i) Employee has considered the terms of this Agreement; (ii) Employee has been advised to consult with an attorney prior to executing this Agreement and, in fact, have consulted with an attorney before executing this Agreement or intentionally elected not to do so; (iii) Employee has read this Agreement and fully understand its terms and their import; (iv) except as provided for in this Agreement, Employee has no contractual right or claim to the benefits described herein; (v) the consideration provided for herein is good and valuable; and (vi) Employee is entering into this Agreement voluntarily, deliberately of Employee’s own free will, with all the information needed to make an informed decision to enter this Agreement, and without any coercion, undue influence, threat, or intimidation of any kind or type whatsoever.

ACCEPTED AND AGREED TO BY:

EMPLOYEE

By: /s/ Mark S. Colby
Date: 9/15/2022

GOOSEHEAD INSURANCE, INC.

By: /s/ P. Ryan Langston
Title: Chief Legal Officer
Date: 9/15/2022